Exhibit 16.1

April 30, 2021

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N.W.
Washington, DC 20549

Re: Mechanical Technology, Incorporated

Commission File Number: 000-06890

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Mechanical Technology, Incorporated in Item 4.01 of its Form 8-K dated April 28, 2021, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,